Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC
NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact: Mary Ellen Fowler Vice President and Treasurer 443-285-5450 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS STRONG THIRD QUARTER 2007 RESULTS

COLUMBIA, MD November 5, 2007 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2007.

Highlights

•

Earnings per diluted share (“EPS”) of $.15 for the third quarter of 2007 as compared to $.33 per diluted share for the third quarter of 2006. Included in third quarter 2007 net income is gain on sales of real estate net of minority interests of $3.4 million, as compared to $12.7 million included in third quarter 2006. Also included in 2006 net income is an accounting charge of $1.8 million or ($.04) per share reflecting the write-off of initial issuance costs of the Series E preferred shares redeemed July 15, 2006.

•

26.1% increase in Funds from Operations (“FFO”) per diluted share to $.58 or $32.4 million for third quarter 2007 compared to $.46 or $24.3 million for third quarter 2006. Included in the third quarter 2006 FFO was the accounting charge of $1.8 million for the Series E preferred share redemption. Without this charge, FFO per diluted share for the third quarter 2006, as adjusted, would have been $.50 per share representing an increase of 16.0% for the third quarter 2007.

•	24.4% increase in Adjusted Funds from Operations (“AFFO”) diluted to $23.9 million for third quarter 2007 as compared to $19.2 million for third quarter 2006.

•	58.3% Diluted FFO payout ratio, 79.1% Diluted AFFO payout ratio for the quarter.

•

56 acres of land acquired for $10.0 million that can support 800,000 square feet of development located at the north entrance of Aberdeen Proving Ground. The Company’s land inventory totals 1,705 acres that can support 14.6 million square feet of development.

•	$12.6 million of dispositions closed in third quarter 2007, including two buildings located in New Jersey, one non-core building located in the BWI Corridor and a land parcel located in White Marsh.

•	92.8% occupied and 93.2% leased for the Company’s wholly owned portfolio as of September 30, 2007.

•	2.9 million square feet under construction, development and redevelopment for a total projected cost of $535.9 million.

•	73.3% of leases expiring during the quarter were renewed, with a 7.8% increase in total straight line rent for renewed space.

•	10% increase in quarterly common dividend from $.31 to $.34 per share.

“We are pleased with our financial performance for the quarter which reflects additional development coming on-line,” stated Randall M. Griffin, President and Chief Executive Officer for Corporate Office Properties Trust. “Our initial 2008 FFO guidance reflects continued strong FFO growth for next year as we complete more development and increase both fee income and our core operating NOI,” he added.

Financial Results

EPS for the quarter ended September 30, 2007 totaled $.15 per diluted share, or $7.4 million of net income available for common shareholders, as compared to $.33 per diluted share, or $14.5 million for the quarter ended September 30, 2006. Included in third quarter 2007 net income is gain on sales of real estate net of minority interests of $3.4 million, as compared to $12.7 million included in third quarter 2006. Also included in 2006 net income is an accounting charge of $1.8 million or ($.04) per share reflecting the write-off of initial issuance costs of the Series E preferred shares redeemed July 15, 2006.

Diluted FFO for the quarter ended September 30, 2007 totaled $32.4 million, or $.58 per diluted share, as compared to $24.3 million, or $.46 per diluted share, for the quarter ended September 30, 2006, representing an increase of 26.1% per share. Included in the third quarter 2006 FFO was the accounting charge of $1.8 million for the Series E preferred share redemption. Without this charge, FFO per diluted share for the third quarter 2006, as adjusted, would have been $.50 per share representing an increase of 16.0% for the third quarter 2007.

Diluted AFFO for the quarter ended September 30, 2007 totaled $23.9 million as compared to $19.2 million for third quarter 2006, representing an increase of 24.4%. The Company’s diluted AFFO payout ratio was 79.1% for third quarter 2007 compared to 83.0% for third quarter 2006.

As of September 30, 2007, the Company had a total market capitalization of $4.3 billion, with $1.8 billion in debt outstanding, equating to a 41.5% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.9%, and 79.7% of total debt was subject to fixed interest rates. For the third quarter 2007, EBITDA interest coverage ratio was 2.92x and EBITDA fixed charge coverage ratio was 2.44x.

Operating Results

At September 30, 2007, the Company’s wholly owned portfolio of 229 office properties totaling 17.7 million square feet, was 92.8% occupied and 93.2% leased. The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements of operating costs) was $21.20 per square foot.

During the quarter, 312,000 square feet was renewed, equating to a 73.3% renewal rate, at an average capital cost of $5.58 per square foot. Total rent on renewed space increased 7.8% on a straight-line basis and 2.1% on a cash basis. For renewed and retenanted space of 401,000 square feet, total straight-line rent increased 7.5% and total cash rent increased 1.7%. The average committed capital cost for renewed and retenanted space was $8.21 per square foot.

Same office property cash NOI remained flat compared to the quarter ended September 30, 2006, despite a $1.3 million drop in same office termination fees as compared to the quarter ended September 30, 2006. Excluding the effect of termination fees, our same office property cash NOI would have increased 2.6%, or $1.2 million, as compared to the quarter ended September 30, 2006. The Company’s same office portfolio consists of 160 properties and represents 79.8% of our wholly owned portfolio as of September 30, 2007.

The Company recognized total termination fees of $1.2 million, net of write-offs of related straight-line rents and the write-off of previously unamortized deferred market revenue, as compared to $1.3 million in the third quarter of 2006.

Development Activity

At quarter end September 30, the Company’s development pipeline consisted of:

•	Eight buildings under construction totaling 856,000 square feet for a total projected cost of $182.0 million, that are 43.1% leased.

•	Twelve buildings under development totaling 1.3 million square feet for a total projected cost of $261.7 million.

•	Three projects under redevelopment totaling 740,000 square feet for a total projected cost of $92.2 million.

The Company’s land inventory (wholly owned and joint venture) at quarter end totaled 1,705 acres that can support 14.6 million square feet of development.

During the quarter, the Company placed 106,000 square feet into service. As of September 30, 2007, the Company’s development placed into service was 92.7% leased.

During the quarter, the Company was selected as master developer for the 272 acre Colorado Springs Airport Mixed-Use Business Park. The business park is strategically located at the entrance of the Colorado Springs Airport and adjacent to the Peterson Air Force Base. The park can support approximately 3.5 million square feet of development of which 1.3 million square feet would be office development. The Company’s multi-year phased development plan is to create a business park and regional gateway that provides a dynamic mix of office space, industrial/flex space, retail and hospitality services. The Company will lease the land on a long-term basis as each parcel commences development, will oversee the development, construction, leasing and management of the business park and will have a leasehold interest in the buildings.

Acquisition Activity

During the quarter, the Company acquired the following assets:

•

56 acres of land for $10.0 million that can support 800,000 square feet of office development. The site will be known as Northgate Business Park and is strategically located at the north entrance to Aberdeen Proving Ground in Aberdeen, Maryland.

•

A 50.0% joint venture interest in ArundelPreserve #5, LLC on July 2, 2007, which owns 23 acres of land in Hanover, Maryland that can support up to 455,000 square feet of office development. The first building of 152,000 square feet is under construction with a targeted operational date of second quarter 2009.

Disposition Activity

During the quarter, the Company disposed of the following assets:

•	Two office buildings totaling 32,000 square feet within its Northern/Central New Jersey portfolio for $6.0 million. The Company recognized an aggregate gain of $1.9 million.

•	40,000 square foot office building in the BWI Airport submarket for $5.0 million and recognized a gain of $868,000.

•	3.5 acre parcel of land located in White Marsh, Maryland and recognized a gain of $1.1 million.

Financing and Capital Transactions

During the quarter, the Company increased its quarterly common dividend 10%, from $.31 to $.34 per share.

Subsequent Events

Since September 30, 2007, the Company has:

•

Increased its borrowing capacity under its unsecured line of credit from $500.0 million to $600.0 million and extended its maturity date to September 30, 2011, which is subject to a one-year extension option. As part of the second amended and restated credit agreement, the Company achieved favorable interest rate pricing ranging from 75 basis points to 125 basis points over LIBOR, depending upon the Company’s leverage ratio.

•

Placed into service the 103,000 square feet development property located at 201 Technology Park Drive in Lebanon, Virginia. This building is leased through 2022 to Northrop Grumman Corporation and will house both the Virginia Information Technologies Agency (VITA) and Northrop Grumman operations.

•	Executed a swap for an aggregate notional amount of $50.0 million at a fixed one-month LIBOR rate of 4.33%, which commenced October 23, 2007 and expires October 23, 2009.

Earnings Guidance

The Company has revised its 2007 EPS guidance from $.34 — $.39 to $.39 — $.41 per diluted share, excluding any potential gains or losses from future sales of previously depreciated operating properties. The Company has also updated its 2007 FFO guidance to a range of $2.23 — $2.25 per diluted share from $2.20 — $2.25 per diluted share.

The Company’s 2008 EPS guidance is $.58 — $.67 per diluted share, excluding any potential gains or losses from the sale of previously depreciated operating properties. The 2008 FFO guidance is $2.40 — $2.49 per diluted share, representing FFO growth of 8.0% — 11.0%. The Company will discuss the assumptions for the 2008 guidance during the earnings conference call.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Tuesday, November 6, 2007

Time:  11:00 a.m. Eastern Time

Dial In Number:  800-638-5439

Passcode:  23616751

A replay of this call will be available beginning Tuesday, November 6 at 2:00 p.m. Eastern Time through Tuesday, November 20, 2007 at midnight Eastern Time. To access the replay, please call 888-286-8010 and use passcode 27041914.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region. As of September 30, 2007, the Company owned 247 office properties totaling 18.5 million rentable square feet, which includes 18 properties totaling 806,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•	the Company’s ability to borrow on favorable terms;
•	general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;
•	adverse changes in the real estate markets including, among other things, increased competition with other companies;
•

risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•

risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•	our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;
•	governmental actions and initiatives; and
•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	September 30,
	2007	2006
Revenues
Real estate revenues	$94,564	$76,869
Service operations revenues	10,957	14,791
Total revenues	105,521	91,660
Expenses
Property operating expenses	31,642	24,983
Depreciation and other amortization associated with real estate operations	26,587	21,510
Service operations expenses	10,313	13,960
General and administrative expenses	5,423	4,226
Total operating expenses	73,965	64,679
Operating income	31,556	26,981
Interest expense	(21,000)	(17,678)
Amortization of deferred financing costs	(901)	(736)
Income from continuing operations before equity in (loss) income of unconsolidated entities, income taxes and minority interests	9,655	8,567
Equity in (loss) income of unconsolidated entities	(46)	15
Income tax expense	(197)	(202)
Income from continuing operations before minority interests	9,412	8,380
Minority interests in income from continuing operations	(961)	(873)
Income from continuing operations	8,451	7,507
Income from discontinued operations, net of minority interests	1,942	12,483
Income before gain on sales of real estate	10,393	19,990
Gain on sales of real estate, net	1,038	597
Net income	11,431	20,587
Preferred share dividends	(4,025)	(4,307)
Issuance costs associated with redeemed preferred shares	—	(1,829)
Net income available to common shareholders	$7,406	$14,451

Earnings per share “EPS” computation
Numerator	$7,406	$14,451

Denominator:
Weighted average common shares - basic	46,781	42,197
Dilutive effect of share-based compensation awards	1,005	1,649
Weighted average common shares - diluted	47,786	43,846

EPS
Basic	$0.16	$0.34
Diluted	$0.15	$0.33

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Three Months Ended
	September 30,
	2007	2006
Net income	$11,431	$20,587
Add: Real estate-related depreciation and amortization	26,266	21,305
Add: Depreciation and amortization on unconsolidated real estate entities	166	362
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(48)	(36)
Less: Gain on sales of real estate, excluding development portion	(2,789)	(15,262)
Less: Issuance costs associated with redeemable preferred shares	—	(1,829)
Funds from operations (“FFO”)	35,026	25,127
Add: Minority interests-common units in the Operating Partnership	1,351	3,509
Less: Preferred share dividends	(4,025)	(4,307)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	32,352	24,329
Less: Straight-line rent adjustments	(3,247)	(2,819)
Less: Recurring capital expenditures	(4,664)	(3,890)
Less: Amortization of deferred market rental revenue	(585)	(276)
Add: Issuance costs associated with redeemable preferred shares	—	1,829
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$23,856	$19,173

Weighted average shares
Weighted average common shares	46,781	42,197
Conversion of weighted average common units	8,297	8,562
Weighted average common shares/units - basic FFO per share	55,078	50,759
Dilutive effect of share-based compensation awards	1,005	1,649
Weighted average common shares/units - diluted FFO per share	56,083	52,408

Diluted FFO per common share	$0.58	$0.46
Dividends/distributions per common share/unit	$0.34	$0.31
Earnings payout ratio	217.3%	91.8%
Diluted FFO payout ratio	58.3%	65.4%
Diluted AFFO payout ratio	79.1%	83.0%
EBITDA interest coverage ratio	2.92x	3.60x
EBITDA fixed charge coverage ratio	2.44x	2.89x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,786	43,846
Weighted average common units	8,297	8,562
Denominator for diluted FFO per share	56,083	52,408

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Nine Months Ended
	September 30,
	2007	2006
Revenues
Real estate revenues	$274,702	$216,087
Service operations revenues	32,727	45,240
Total revenues	307,429	261,327
Expenses
Property operating expenses	92,222	67,460
Depreciation and other amortization associated with real estate operations	80,487	58,138
Service operations expenses	31,463	43,125
General and administrative expenses	15,122	11,894
Total operating expenses	219,294	180,617
Operating income	88,135	80,710
Interest expense	(61,261)	(51,635)
Amortization of deferred financing costs	(2,706)	(1,898)
Gain on sale of non-real estate investment	1,033	—
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	25,201	27,177
Equity in loss of unconsolidated entities	(197)	(40)
Income tax expense	(480)	(623)
Income from continuing operations before minority interests	24,524	26,514
Minority interests in income from continuing operations	(2,341)	(3,029)
Income from continuing operations	22,183	23,485
Income from discontinued operations, net of minority interests	1,473	15,423
Income before gain on sales of real estate	23,656	38,908
Gain on sales of real estate, net	1,199	732
Net income	24,855	39,640
Preferred share dividends	(12,043)	(11,614)
Issuance costs associated with redeemed preferred shares	—	(1,829)
Net income available to common shareholders	$12,812	$26,197

Earnings per share “EPS” computation
Numerator	$12,812	$26,197

Denominator:
Weighted average common shares - basic	46,386	41,134
Dilutive effect of share-based compensation awards	1,180	1,785
Weighted average common shares - diluted	47,566	42,919

EPS
Basic	$0.28	$0.64
Diluted	$0.27	$0.61

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Nine Months Ended
	September 30,
	2007	2006

Net income	$24,855	$39,640
Add: Real estate-related depreciation and amortization	79,653	58,863
Add: Depreciation and amortization on unconsolidated real estate entities	503	565
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(137)	(122)
Less: Gain on sales of real estate, excluding development portion	(2,778)	(17,715)
Less: Issuance costs associated with redeemable preferred shares	—	(1,829)
Funds from operations (“FFO”)	102,096	79,402
Add: Minority interests-common units in the Operating Partnership	2,424	6,072
Less: Preferred share dividends	(12,043)	(11,614)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	92,477	73,860
Less: Straight-line rent adjustments	(9,042)	(7,256)
Less: Recurring capital expenditures	(14,331)	(10,123)
Less: Amortization of deferred market rental revenue	(1,569)	(1,326)
Add: Issuance costs associated with redeemable preferred shares	—	1,829
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$67,535	$56,984

Weighted average shares
Weighted average common shares	46,386	41,134
Conversion of weighted average common units	8,339	8,516
Weighted average common shares/units - basic FFO per share	54,725	49,650
Dilutive effect of share-based compensation awards	1,180	1,785
Weighted average common shares/units - diluted FFO per share	55,905	51,435

Diluted FFO per common share	$1.65	$1.44
Dividends/distributions per common share/unit	$0.96	$0.87
Earnings payout ratio	353.1%	138.9%
Diluted FFO payout ratio	57.5%	59.2%
Diluted AFFO payout ratio	78.7%	76.8%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,566	42,919
Weighted average common units	8,339	8,516
Denominator for diluted FFO per share	55,905	51,435

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	September 30,	December 31,
	2007	2006
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,584,945	$2,111,310
Total assets	2,916,023	2,419,601
Debt	1,799,912	1,498,537
Total liabilities	1,951,648	1,629,111
Minority interests	131,607	116,187
Beneficiaries’ equity	832,768	674,303

Debt to Total Assets	61.7%	61.9%
Debt to Undepreciated Book Value of Real Estate Assets	60.6%	62.0%
Debt to Total Market Capitalization	41.5%	34.9%

Property Data (wholly owned properties) (as of period end):
Number of operating properties owned	229	170
Total net rentable square feet owned (in thousands)	17,722	15,050
Occupancy	92.8%	92.8%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,916,023	$2,419,601
Assets other than assets included in investment in real estate	(331,078)	(308,291)
Accumulated depreciation on real estate assets	270,580	219,574
Intangible assets on real estate acquisitions, net	116,368	87,325
Denominator for debt to undepreciated book value of real estate assets	$2,971,893	$2,418,209

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$4,605	$4,552	$18,795	$10,742
Total capital improvements on operating properties	2,514	2,276	6,482	7,935
Total leasing costs on operating properties	719	3,416	5,712	5,783
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,887)	(3,340)	(11,381)	(6,373)
Less: Nonrecurring capital improvements on operating properties	(1,198)	(467)	(3,052)	(4,054)
Less: Nonrecurring leasing costs incurred on operating properties	(89)	(2,783)	(2,281)	(4,217)
Add: Recurring improvements on operating properties held through joint ventures	—	236	56	307
Recurring capital expenditures	$4,664	$3,890	$14,331	$10,123

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$16,092	$13,265	$45,234	$36,378
Common unit distributions	2,777	2,643	7,905	7,374
Dividends and distributions for FFO & AFFO payout ratio	$18,869	$15,908	$53,139	$43,752

Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares
Numerator for diluted EPS, as reported	$7,406	$14,451	$12,812	$26,197
Add: Issuance costs associated with redeemed preferred shares	—	1,829	—	1,829
Numerator for diluted EPS, as adjusted	$7,406	$16,280	$12,812	$28,026

Numerator for diluted FFO, as reported	$32,352	$24,329	$92,477	$73,860
Add: Issuance costs associated with redeemed preferred shares	—	1,829	—	1,829
Numerator for diluted FFO, as adjusted	$32,352	$26,158	$92,477	$75,689

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$11,431	$20,587
Interest expense on continuing operations	21,000	17,678
Interest expense on discontinued operations	145	506
Income tax expense	197	202
Real estate-related depreciation and amortization	26,266	21,305
Amortization of deferred financing costs-continuing operations	901	736
Amortization of deferred financing costs-discontinued operations	—	128
Other depreciation and amortization	339	601
Minority interests	1,504	3,636
EBITDA	$61,783	$65,379

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$21,000	$17,678
Interest expense from discontinued operations	145	506
Denominator for interest coverage-EBITDA	21,145	18,184
Preferred share dividends	4,025	4,307
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$25,335	$22,656

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees
Same property net operating income	$50,530	$50,793
Less: Straight-line rent adjustments	(1,951)	(2,533)
Less: Amortization of deferred market rental revenue	(541)	(159)
Same property cash net operating income	48,038	48,101
Less: Lease termination fees, gross	(610)	(1,883)
Same property cash net operating income, adjusted for lease termination fees	$47,428	$46,218

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted

FFO per share

	Low	High
	Year Ending
	December 31, 2007
Reconciliation of numerators
Numerator for projected EPS-diluted	$18,500	$19,500
Less: Gain on sales of real estate, excluding development portion (1)	(2,778)	(2,778)
Real estate-related depreciation and amortization	105,415	105,415
Minority interests-common units	3,419	3,604
Numerator for projected diluted FFO per share	$124,556	$125,741

Reconciliation of denominators
Denominator for projected EPS-diluted	47,630	47,630
Weighted average common units	8,297	8,297
Denominator for projected diluted FFO per share	55,927	55,927

Projected EPS - diluted	$0.39	$0.41
Projected diluted FFO per share	$2.23	$2.25

(1) Reconciliation excludes any potential gains or losses from future sales of previously depreciated operating properties.

	Year Ending
	December 31, 2008
Reconciliation of numerators (1)
Numerator for projected EPS-diluted	$28,174	$32,451
Real estate-related depreciation and amortization (2)	101,983	101,983
Minority interests-common units	5,089	5,862
Numerator for projected diluted FFO per share	$135,246	$140,296

Reconciliation of denominators
Denominator for projected EPS-diluted	48,257	48,257
Weighted average common units	8,168	8,168
Denominator for projected diluted FFO per share	56,425	56,425

Projected EPS - diluted	$0.58	$0.67
Projected diluted FFO per share	$2.40	$2.49

(1) Reconciliation excludes any potential gains or losses from the sale of previously depreciated operating properties.

(2) The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of September 30, 2007 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	59	2,338,501	14.2%	$53,843	15.4%	6.1
Northrop Grumman Corporation	(6)	16	942,600	5.7%	23,085	6.6%	6.8
Booz Allen Hamilton, Inc.		9	723,255	4.4%	19,643	5.6%	6.7
Computer Sciences Corporation	(6)	4	454,645	2.8%	11,446	3.3%	3.7
Unisys Corporation	(7)	4	760,145	4.6%	8,843	2.5%	2.0
L-3 Communications Holdings, Inc.	(6)	4	221,493	1.3%	8,838	2.5%	6.2
General Dynamics Corporation		9	284,415	1.7%	7,249	2.1%	2.5
Wachovia Corporation	(6)	5	189,478	1.2%	6,744	1.9%	10.7
The Aerospace Corporation		2	221,785	1.3%	6,504	1.9%	7.2
Comcast Corporation		11	342,266	2.1%	6,091	1.8%	4.4
AT&T Corporation	(6)	9	337,052	2.0%	6,041	1.7%	5.1
The Boeing Company	(6)	4	143,480	0.9%	4,085	1.2%	4.0
Ciena Corporation		3	221,609	1.3%	3,675	1.1%	4.4
Science Applications International Corp.		12	170,839	1.0%	3,238	0.9%	1.4
Magellan Health Services, Inc.		3	142,199	0.9%	3,021	0.9%	3.2
BAE Systems PLC	(6)	7	212,339	1.3%	2,873	0.8%	3.3
The Johns Hopkins University		4	129,735	0.8%	2,834	0.8%	8.4
Merck & Co., Inc. (Unisys)	(7)	2	227,273	1.4%	2,670	0.8%	1.7
Wyle Laboratories, Inc.		4	174,792	1.1%	2,461	0.7%	5.0
AARP		1	104,695	0.6%	2,454	0.7%	14.2

Subtotal Top 20 Office Tenants		172	8,342,596	50.7%	185,638	53.2%	5.7
All remaining tenants		766	8,103,712	49.3%	163,099	46.8%	4.0
Total/Weighted Average		938	16,446,308	100.0%	$348,737	100.0%	4.9

(1)	Table excludes owner occupied leasing activity which represents 151,127 square feet with a weighted average remaining lease term of 7.1 years as of September 30, 2007.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2007, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases.  The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.